COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS A
                                       YIELD CALCULATION
                                 7-DAY PERIOD ENDED 8/31/95


      1)  7 day yield = (a/b)(365/7)

          a = change in value of account during
              period, exclusive of capital changes.......... 0.0010029

          b = value of account at beginning of period.......      1.00

                        7 day yield.........................     5.229%


                                                  365/7
      2)  7 day effective yield = [1 + (a/b)]   b)]  -1

                        7 day effective yield...............     5.336%



              COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS B
                             YIELD CALCULATION
                       7-DAY PERIOD ENDED 8/31/95


     1)  7 day yield = (a/b)(365/7)

         a = change in value of account during
             period, exclusive of capital changes       0.0008034

         b = value of account at beginning of period         1.00

                       7 day yield................          4.189%




                                                 365/7
     2)  7 day effective yield = [1 + (a/b)]   b)]   -1

                       7 day effective yield......          4.276%




                        COLONIAL GOVERNMENT MONEY MARKET FUND - CLASS D
                                      YIELD CALCULATION
                                7-DAY PERIOD ENDED 8/31/95


        1)  7 day yield = (a/b)(365/7)

            a = change in value of account during
                period, exclusive of capital changes    0.0008055

            b = value of account at beginning of period      1.00

                        7 day yield.............            4.200%


                                                   365/7
        2)  7 day effective yield = [1 +(a/b)]   b)]   -1

                        7 day effective yield...            4.288%